Exhibit 99.1

Datadog Announces Second Quarter 2025 Financial Results

August 7, 2025

Second quarter revenue grew 28% year-over-year to $827 million
Robust growth of larger customers, with about 3,850 $100k+ ARR customers, up from about 3,390 a year ago
Unveiled more than 125 products, capabilities and features at DASH 2025
NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its second quarter ended June 30, 2025.
"Datadog had a strong second quarter, with 28% year-over-year revenue growth, $200 million in operating cash flow, and $165 million in free cash flow," said Olivier Pomel, co-founder and CEO of Datadog.
Pomel added, "At our DASH 2025 user conference, we showcased our rapid pace of innovation, announcing over 125 new innovations to help our customers observe, secure, and act on their complex cloud environments and AI tech stacks."
Second Quarter 2025 Financial Highlights:
•Revenue was $827 million, an increase of 28% year-over-year.
•GAAP operating loss was $(36) million; GAAP operating margin was (4)%.
•Non-GAAP operating income was $164 million; non-GAAP operating margin was 20%. (1)
•GAAP net income per diluted share was $0.01; non-GAAP net income per diluted share was $0.46. (1)
•Operating cash flow was $200 million, with free cash flow of $165 million.
•Cash, cash equivalents, and marketable securities were $3.9 billion as of June 30, 2025.
Second Quarter & Recent Business Highlights:
•As of June 30, 2025, we had about 3,850 customers with ARR of $100,000 or more, an increase of 14% from about 3,390 as of June 30, 2024.
•Launched its full range of products and services on the Amazon Web Services' Asia-Pacific (Sydney) Region, adding to existing locations in North America, Asia, and Europe.
1) The three months ended June 30, 2025 are adjusted for M&A transaction costs of $1.4 million, and these adjustments are applied prospectively, as these costs were not material to the consolidated results of operations in the prior periods.

•Named a Leader in the Gartner Magic Quadrant for Observability Platforms, 2025. This is the fifth consecutive year Gartner has positioned Datadog as a Leader in the Magic Quadrant.
•Joined the S&P 500 Index. The S&P 500 is widely regarded as the best single gauge of large-cap U.S. equities, tracking the stock performance of 500 leading US companies.
•Announced Datadog has ranked on the Forbes Global 2000 and Forbes Global 2000 United States Lists for 2025. Datadog's addition recognizes the company's global impact and financial strength.
•Introduced three new AI agents, Bits AI SRE, Bits AI Dev Agent and Bits AI Security Analyst agent, which perform interactive investigations and asynchronous code fixes for operations, development and security teams.
•Announced Archive Search, Flex Frozen, and CloudPrem in the log management suite, which are designed to help organizations optimize logging costs at scale and meet the stringent data retention, auditability, and data residency requirements of regulated industries.
•Launched the Internal Developer Portal, the first and only developer portal built on live observability data.
•Announced Code Security, Bits AI Security Analyst, and Workload Protection, to detect and remediate critical security risks across customers’ AI environments — from development to production — as Datadog further invests to secure its customers’ cloud and AI applications.
•Announced AI Agent Monitoring, LLM Experiments, and AI Agents Console, to give organizations end-to-end visibility, rigorous testing capabilities, and centralized governance of both in-house and third-party AI agents.
•Unveiled the first two launches from Datadog AI Research, Toto and BOOM. Toto is an open-weights model that is trained with observability data sourced exclusively from Datadog’s own internal telemetry metrics, which achieves state-of-the-art performance by a wide margin compared to all other existing time series foundation models. BOOM introduces a time series benchmark that focuses specifically on observability metrics, which contain their own challenging and unique characteristics compared to other time series.
•Announced Datadog is advancing toward Federal Risk and Authorization Management Program (FedRAMP) High authorization, which will ultimately enable federal agencies to more effectively monitor, secure, and optimize their critical applications and infrastructure while adhering to stringent compliance frameworks.

Third Quarter and Full Year 2025 Outlook:
Based on information as of today, August 7, 2025, Datadog is providing the following guidance:
•Third Quarter 2025 Outlook:
◦Revenue between $847 million and $851 million.
◦Non-GAAP operating income between $176 million and $180 million.
◦Non-GAAP net income per share between $0.44 and $0.46, assuming approximately 364 million weighted average diluted shares outstanding.
•Full Year 2025 Outlook:
◦Revenue between $3.312 billion and $3.322 billion.
◦Non-GAAP operating income between $684 million and $694 million.
◦Non-GAAP net income per share between $1.80 and $1.83, assuming approximately 364 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the second quarter of 2025 and outlook for the third quarter and the full year 2025
•When: August 7, 2025 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
About Datadog
Datadog is the observability and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring, log management, user experience monitoring, cloud security and many other capabilities to provide unified, real-time observability and security for our customers' entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior, and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration and digital transformation, gross margins and operating margins including with respect to third-party cloud infrastructure hosting costs, sales and marketing, research and development expenses, net interest and other income, cash taxes, investments and capital expenditures, and Datadog’s future financial performance, including its outlook for the third quarter and the full year 2025 and related notes and assumptions. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our dependence on existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; and (12) general market, political, economic, and business conditions including concerns about trade policies, tariffs, reduced economic growth and associated decreases in information technology spending. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, free cash flow and free cash flow margin. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; (4) M&A transaction costs; (5) amortization of issuance costs; and (6) an assumed provision for income taxes based on our long-term projected tax rate. Non-GAAP financial measures prior to April 1, 2025 have not been adjusted for M&A transaction costs, as such costs were not material to our results of operations in such prior periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Datadog's geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
M&A transaction costs. Datadog views acquisition-related expenses, such as transaction costs, as costs that are not necessarily reflective of operational performance during a period. In particular, Datadog believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.
Amortization of issuance costs. In June 2020 and December 2024, Datadog issued $747.5 million of 0.125% convertible senior notes due 2025 and $1.0 billion of 0% convertible senior notes due 2029, respectively. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.

Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$826,760	$645,279	$1,588,313	$1,256,532
Cost of revenue (1)(2)(3)	165,978	123,499	323,606	233,597
Gross profit	660,782	521,780	1,264,707	1,022,935
Operating expenses:
Research and development (1)(3)	387,482	274,599	728,543	544,587
Sales and marketing (1)(2)(3)	239,026	187,005	453,317	360,886
General and administrative (1)(3)(4)	69,774	47,558	130,767	92,848
Total operating expenses	696,282	509,162	1,312,627	998,321
Operating (loss) income	(35,500)	12,618	(47,920)	24,614
Other income:
Interest expense (5)	(3,075)	(1,477)	(6,038)	(2,851)
Interest income and other income, net	44,663	36,652	91,842	72,215
Other income, net	41,588	35,175	85,804	69,364
Income before provision for income taxes	6,088	47,793	37,884	93,978
Provision for income taxes	3,441	3,969	10,595	7,523
Net income	$2,647	$43,824	$27,289	$86,455
Net income per share - basic	$0.01	$0.13	$0.08	$0.26
Net income per share - diluted	$0.01	$0.12	$0.08	$0.24
Weighted average shares used in calculating net income per share:
Basic	346,185	334,941	344,650	333,373
Diluted	358,725	356,740	361,289	356,650

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$6,783	$6,393	$13,434	$11,920
Research and development	112,445	87,105	218,180	175,518
Sales and marketing	37,442	29,201	71,567	57,732
General and administrative	23,792	11,953	41,546	24,515
Total	$180,462	$134,652	$344,727	$269,685

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$1,518	$1,281	$2,412	$3,308
Sales and marketing	188	205	391	410
Total	$1,706	$1,486	$2,803	$3,718

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$165	$68	$351	$260
Research and development	11,819	6,589	21,401	17,408
Sales and marketing	1,359	608	2,929	2,761
General and administrative	2,724	1,521	4,949	3,578
Total	$16,067	$8,786	$29,630	$24,007

(4) Includes M&A transaction costs as follows:
General and administrative	$1,373	$—	$1,373	$—
Total	$1,373	$—	$1,373	$—

(5) Includes amortization of issuance costs as follows:
Interest expense	$1,691	$910	$3,510	$1,760
Total	$1,691	$910	$3,510	$1,760

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	June 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$489,030	$1,246,983
Marketable securities	3,421,940	2,942,076
Accounts receivable, net of allowance for credit losses of $17,413 and $16,302 as of June 30, 2025 and December 31, 2024, respectively	604,174	598,919
Deferred contract costs, current	62,090	56,095
Prepaid expenses and other current assets	67,442	67,042
Total current assets	4,644,676	4,911,115
Property and equipment, net	283,084	226,970
Operating lease assets	215,626	172,512
Goodwill	530,982	360,381
Intangible assets, net	17,239	3,711
Deferred contract costs, non-current	95,568	86,573
Other assets	35,240	24,077
TOTAL ASSETS	$5,822,415	$5,785,339
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$198,767	$107,731
Accrued expenses and other current liabilities	148,028	127,136
Operating lease liabilities, current	39,955	31,970
Convertible senior notes, net, current	—	634,023
Deferred revenue, current	966,442	961,853
Total current liabilities	1,353,192	1,862,713
Operating lease liabilities, non-current	243,115	196,905
Convertible senior notes, net, non-current	981,357	979,282
Deferred revenue, non-current	29,866	22,693
Other liabilities	19,128	9,383
Total liabilities	2,626,658	3,070,976
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	3,130,130	2,689,013
Accumulated other comprehensive income (loss)	8,287	(4,701)
Retained earnings	57,337	30,048
Total stockholders’ equity	3,195,757	2,714,363
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,822,415	$5,785,339

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,647	$43,824	$27,289	$86,455
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,822	12,440	24,077	25,335
Accretion of discounts on marketable securities	(10,927)	(12,569)	(21,297)	(26,695)
Amortization of issuance costs	1,691	910	3,510	1,760
Amortization of deferred contract costs	15,977	12,450	30,830	24,294
Stock-based compensation, net of amounts capitalized	180,462	134,652	344,727	269,685
Non-cash lease expense	9,001	6,781	17,390	13,591
Allowance for credit losses on accounts receivable	3,895	3,842	8,415	6,574
Loss on disposal of property and equipment	977	300	832	343
Changes in operating assets and liabilities:
Accounts receivable, net	(115,899)	(86,076)	(11,672)	(30,586)
Deferred contract costs	(24,301)	(19,534)	(45,820)	(32,170)
Prepaid expenses and other current assets	11,343	5,632	1,080	(8,443)
Other assets	(1,821)	(443)	(3,038)	2,171
Accounts payable	96,352	48,692	85,640	31,570
Accrued expenses and other liabilities	(3,250)	(8,423)	2,398	(15,856)
Deferred revenue	21,086	21,946	7,235	28,666
Net cash provided by operating activities	200,055	164,424	471,596	376,694
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(751,477)	(602,950)	(1,721,779)	(1,240,301)
Maturities of marketable securities	697,172	564,319	1,253,110	965,985
Proceeds from sale of marketable securities	13,212	8	13,136	8
Purchases of property and equipment	(15,152)	(4,415)	(23,900)	(18,573)
Capitalized software development costs	(19,550)	(16,229)	(37,952)	(27,594)
Cash paid for acquisition of businesses; net of cash acquired	(115,272)	(444)	(117,090)	(444)
Net cash used in investing activities	(191,067)	(59,711)	(634,475)	(320,919)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,685	1,753	3,358	3,944
Proceeds for issuance of common stock under the employee stock purchase plan	28,578	22,507	28,578	22,507
Proceeds from issuance of 2029 Convertible Senior Notes, net of issuance costs	(190)	—	(190)	—
Repayments of 2025 Convertible Senior Notes	(635,527)	(25)	(635,547)	(25)
Net cash (used in) provided by financing activities	(605,454)	24,235	(603,801)	26,426

Effect of exchange rate changes on cash and cash equivalents	5,642	(203)	8,727	(1,577)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(590,824)	128,745	(757,953)	80,624
CASH AND CASH EQUIVALENTS—Beginning of period	1,079,854	282,218	1,246,983	330,339
CASH AND CASH EQUIVALENTS—End of period	$489,030	$410,963	$489,030	$410,963

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$660,782	$521,780	$1,264,707	$1,022,935
Plus: Stock-based compensation expense	6,783	6,393	13,434	11,920
Plus: Amortization of acquired intangibles	1,518	1,281	2,412	3,308
Plus: Employer payroll taxes on employee stock transactions	165	68	351	260
Non-GAAP gross profit	$669,248	$529,522	$1,280,904	$1,038,423
GAAP gross margin	80%	81%	80%	81%
Non-GAAP gross margin	81%	82%	81%	83%

Reconciliation of operating expenses
GAAP research and development	$387,482	$274,599	$728,543	$544,587
Less: Stock-based compensation expense	(112,445)	(87,105)	(218,180)	(175,518)
Less: Employer payroll taxes on employee stock transactions	(11,819)	(6,589)	(21,401)	(17,408)
Non-GAAP research and development	$263,218	$180,905	$488,962	$351,661

GAAP sales and marketing	$239,026	$187,005	$453,317	$360,886
Less: Stock-based compensation expense	(37,442)	(29,201)	(71,567)	(57,732)
Less: Amortization of acquired intangibles	(188)	(205)	(391)	(410)
Less: Employer payroll taxes on employee stock transactions	(1,359)	(608)	(2,929)	(2,761)
Non-GAAP sales and marketing	$200,037	$156,991	$378,430	$299,983

GAAP general and administrative	$69,774	$47,558	$130,767	$92,848
Less: Stock-based compensation expense	(23,792)	(11,953)	(41,546)	(24,515)
Less: Employer payroll taxes on employee stock transactions	(2,724)	(1,521)	(4,949)	(3,578)
Less: M&A transaction costs (1)	(1,373)	—	(1,373)	—
Non-GAAP general and administrative	$41,885	$34,084	$82,899	$64,755

Reconciliation of operating (loss) income and operating margin
GAAP operating (loss) income	$(35,500)	$12,618	$(47,920)	$24,614
Plus: Stock-based compensation expense	180,462	134,652	344,727	269,685
Plus: Amortization of acquired intangibles	1,706	1,486	2,803	3,718
Plus: Employer payroll taxes on employee stock transactions	16,067	8,786	29,630	24,007
Plus: M&A transaction costs (1)	1,373	—	1,373	—
Non-GAAP operating income	$164,108	$157,542	$330,613	$322,024
GAAP operating margin	(4)%	2%	(3)%	2%
Non-GAAP operating margin	20%	24%	21%	26%

1)The three and six months ended June 30, 2025 are adjusted for M&A transaction costs, and these adjustments are applied prospectively, as these costs were not material to the consolidated results of operations in the prior periods.

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of net income
GAAP net income	$2,647	$43,824	$27,289	$86,455
Plus: Stock-based compensation expense	180,462	134,652	344,727	269,685
Plus: Amortization of acquired intangibles	1,706	1,486	2,803	3,718
Plus: Employer payroll taxes on employee stock transactions	16,067	8,786	29,630	24,007
Plus: M&A transaction costs (1)	1,373	—	1,373	—
Plus: Amortization of issuance costs	1,691	910	3,510	1,760
Non-GAAP net income before non-GAAP tax adjustments	$203,946	$189,658	$409,332	$385,625
Income tax effects and adjustments (2)	40,110	36,693	77,589	75,038
Non-GAAP net income after non-GAAP tax adjustments	$163,836	$152,965	$331,743	$310,587
Net income per share before non-GAAP tax adjustments - basic	$0.59	$0.57	$1.19	$1.16
Net income per share before non-GAAP tax adjustments - diluted	$0.57	$0.53	$1.13	$1.08

Net income per share after non-GAAP tax adjustments - basic	$0.47	$0.46	$0.96	$0.93
Net income per share after non-GAAP tax adjustments - diluted	$0.46	$0.43	$0.92	$0.87

Shares used in non-GAAP net income per share calculations:
Basic	346,185	334,941	344,650	333,373
Diluted	358,725	356,740	361,289	356,650

1)The three and six months ended June 30, 2025 are adjusted for M&A transaction costs, and these adjustments are applied prospectively, as these costs were not material to the consolidated results of operations in the prior periods.
2)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$200,055	$164,424	$471,596	$376,694
Less: Purchases of property and equipment	(15,152)	(4,415)	(23,900)	(18,573)
Less: Capitalized software development costs	(19,550)	(16,229)	(37,952)	(27,594)
Free cash flow	$165,353	$143,780	$409,744	$330,527
Free cash flow margin	20%	22%	26%	26%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.